UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2021

Inovalon Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36841	47-1830316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4321 Collington Road
Bowie,	Maryland	20716
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 809-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Class A Common Stock, $0.000005 par value per share	INOV	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 19, 2021, Inovalon Holdings, Inc., a Delaware corporation (“Inovalon”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ocala Bidco, Inc., a Delaware corporation (“Parent”), and Ocala Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into Inovalon (the “Merger”), with Inovalon continuing as the surviving corporation and a wholly owned subsidiary of Parent.

A special committee comprised of independent directors unanimously determined that the Merger Agreement and the transactions contemplated thereby (including the Merger) are advisable and in the best interests of the Public Stockholders (as defined in the Merger Agreement) and unanimously recommended that the board of directors of Inovalon approve and recommend the same for adoption by the stockholders of Inovalon. The board of directors of Inovalon approved the Merger Agreement and the transactions contemplated thereby (including the Merger) and directed that the Merger Agreement be submitted to the stockholders of Inovalon for their adoption. Keith R. Dunleavy, M.D., Inovalon’s Chairman and Chief Executive Officer, was not a member of the special committee and did not participate in the decision by the board of directors.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each share of common stock of Inovalon issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and, except with respect to (a) certain shares held by certain stockholders of Inovalon, including shares held by Dr. Dunleavy and certain holders of Inovalon’s Class B common stock who will, pursuant to one or more rollover agreements, exchange such shares for equity interests of Ocala Topco, LP, a Delaware limited partnership, (b) shares held by Parent or Merger Sub (or any of their respective subsidiaries) in the treasury of Inovalon and (c) shares held by a stockholder who properly exercises and perfects appraisal of his, her or its shares under Delaware law, automatically converted into and thereafter represent the right to receive $41.00 in cash without interest (the “Merger Consideration”).

In addition, immediately prior to the Effective Time and as a result of the Merger, (a) each option to purchase shares of Inovalon common stock that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration, net of the exercise price, and the aggregate number of shares of Inovalon common stock subject to the option; (b) each award of restricted stock units covering shares of Inovalon common stock that is outstanding immediately prior to the Effective Time, will be cancelled and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration and the aggregate number of shares of Inovalon common stock subject to the restricted stock unit award and; (c) (i) with respect to each award of restricted shares of Inovalon common stock that is outstanding immediately prior to the Effective Time (each, an “RS Award”) and held by an Inovalon employee who has signed a release of claims against Inovalon and its subsidiaries and affiliates and agreed to waive the right to certain accelerated vesting treatment following the Effective Time, 30% of any unvested portion of such employee’s RS Award will be converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration and the aggregate number of shares of Inovalon common stock subject to the RS Award (with any performance-based goals deemed to be achieved at the “target” level of performance) and (ii) all other RS Awards will be converted into a cash-based retention award in an amount, without interest equal to the product of the Merger Consideration and the aggregate number of shares of Inovalon common stock subject to the RS Award which cash-based retention award will remain subject to the same vesting schedule that applied immediately prior to the Effective Time (including any applicable vesting criteria and requirements). All payments in respect of options, restricted stock unit awards and RS Awards will be subject to applicable tax withholding. At the consummation of the Merger (the “Closing”), Parent will deposit an amount of cash in an escrow account to be available to satisfy any payments due under (c)(ii) above. In addition, no new offering period will commence under the Inovalon 2015 Employee Stock Purchase Plan (the “ESPP”) following the date of the Merger Agreement, and the ESPP will be terminated no later than immediately prior to the Effective Time.

The consummation of the Merger is subject to customary closing conditions, including, among others, the following mutual conditions to the obligations of the parties: (i) the adoption of the Merger Agreement by the holders of (a) a majority of the voting power of Inovalon’s outstanding common stock, (b) a majority of Inovalon’s outstanding Class A common stock, (c) a majority of Inovalon’s outstanding Class B common stock, and (d) a majority of the voting power of outstanding common stock, voting as a single class, held by the Public Stockholders (which condition is non-waivable); (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or having been terminated and applicable clearances from the Committee on Foreign Investment in the United States having been obtained; (iii) the Merger having not then been enjoined, restrained, made illegal or otherwise prohibited by any applicable law or any order, judgment, decree, injunction or ruling (whether preliminary or final) of any governmental authority; (iv) the truth and correctness of the other party's representations and warranties in the Merger Agreement, subject in certain cases to a materiality or material adverse effect (each as defined in the Merger Agreement) standard; and (v) the compliance with or performance, in all material respects, of the other party's covenants and obligations in the Merger Agreement required to be performed at or prior to the consummation of the Merger. In addition, the consummation of the Merger is subject to the following closing condition to the obligations of Parent and Merger Sub: the absence of a “Company Material Adverse Effect” (as defined in the Merger Agreement) with respect to Inovalon and its subsidiaries, taken as a whole.

Inovalon has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business, in all material respects, in the ordinary course of business and in a manner consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by Parent; (iii) to convene and hold a meeting of its stockholders for the purpose of the adoption of the Merger Agreement by Inovalon’s stockholders as described above; and (iv) subject to certain exceptions, not to withdraw, modify or qualify in a manner adverse to Parent the recommendation of the board of directors of Inovalon in its proxy statement for the foregoing stockholders’ meeting that its stockholders vote for the adoption of the Merger Agreement.

Inovalon has agreed, in each case subject to the fulfillment of certain fiduciary obligations of the board of directors of Inovalon, (i) to cease any existing solicitation or negotiations with or encouragement of third parties regarding other acquisition proposals or any alternative business combination transactions to the Merger or any inquiry, discussion or request that would reasonably be expected to lead to an acquisition proposal, (ii) not to solicit, initiate or knowingly facilitate any additional discussions or negotiations with or encouragement of third parties regarding other acquisition proposals or any alternative business combination transactions to the Merger or any inquiry, discussion or request that would reasonably be expected to lead to an acquisition proposal, (iii) not to enter into, continue, initiate or otherwise participate in any discussions or negotiations with, or furnish non-public information to, any third parties in connection with other acquisition proposals or any alternative business combination transactions to the Merger, and (iv) to certain other restrictions on its ability to respond to such proposals. However, subject to the satisfaction of certain conditions, Inovalon and the board of directors and/or special committee of Inovalon, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the recommendation of the board of directors of Inovalon following receipt of a “Superior Proposal” (as defined in the Merger Agreement) or after an “Intervening Event” (as defined in the Merger Agreement) if the board of directors of Inovalon (upon the recommendation of the special committee) has determined in good faith, after consultation with Inovalon’s financial and outside legal advisors (including the special committee’s financial advisor), that the failure to effect a change of recommendation would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for Inovalon and Parent, including the right of Inovalon to terminate the Merger Agreement to accept a Superior Proposal after complying with certain requirements. In addition, either party may terminate the Merger Agreement if the Merger is not consummated on or before January 16, 2022, subject to one automatic extension of 90 days in the event that all conditions to Closing have been satisfied except for those related to the HSR Act or CFIUS Clearance (each as defined in the Merger Agreement). The Merger Agreement further provides that Inovalon may be required to pay Parent a termination fee of $176,385,000, under certain specified circumstances, as well as to reimburse up to $10,000,000 of out-of-pocket expenses of Inovalon under certain specified circumstances. The Merger Agreement also provides that Parent may be required to pay Inovalon a termination fee of $368,805,000 as well as enforcement costs under certain specified circumstances. In addition, Nordic Capital Epsilon SCA, SICAV-RAIF, a société en commandite par actions – société d’investissement à capital variable – fonds d’investissement alternatif réservé, and certain other parties, have agreed to guarantee the obligation of Parent to pay any termination fee and certain reimbursement obligations and enforcement costs that may become payable by Parent to Inovalon.

Parent has obtained financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses (the “Financing”). Blackstone Credit (together with funds and accounts managed or advised by it or its affiliates, “Blackstone”), Owl Rock Capital Advisors LLC (together with its affiliates and its and their managed funds and accounts, “Owl Rock”), and Apollo Global Funding, LLC (“AGF”) and Apollo Capital Management, L.P., on behalf of one or more investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its affiliates (in such capacity, “ACM” and together with AGF, “Apollo”, and together with Blackstone and Owl Rock, the “Commitment Parties”) have agreed to provide Parent with debt financing in an aggregate principal amount of up to $3,000,000,000 on the terms set forth in a debt commitment letter. The obligations of the Commitment Parties to provide debt financing under the debt commitment letter are subject to customary terms and conditions. The Merger Agreement provides that Parent and Merger Sub will use reasonable best efforts to do all things necessary or advisable to arrange or obtain the Financing as promptly as practicable following the date of the Merger Agreement and to consummate the Financing on or prior to the Closing Date. The Merger is not conditioned on Parent’s receipt of the Financing.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this report are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Inovalon in its public reports filed with the Securities and Exchange Commission (“SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Inovalon, Parent, or Merger Sub or their respective affiliates.

The Merger Agreement includes customary representations, warranties and covenants of Inovalon, Parent and Merger Sub made only for the purposes of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement, in accordance with and subject to the terms of the Merger Agreement. The assertions embodied in those representations and warranties were made for the principal purpose of establishing the circumstances in which the parties to the Merger Agreement may have the right not to consummate the transactions contemplated thereby (based on the closing conditions therein that relate to the accuracy of such representations and warranties), rather than establishing matters as facts, and the representations, warranties and covenants set forth in the Merger Agreement (i) may be subject to important qualifications and limitations agreed to by Inovalon, Parent and Merger Sub in connection with the negotiated terms thereof and (ii) are not intended to, and do not, confer upon any person other than the parties thereto any rights or remedies thereunder, including the right to rely upon the representations and warranties set forth therein. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to Inovalon’s SEC filings or may have been used for purposes of allocating risk among Inovalon, Parent and Merger Sub rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Inovalon, Parent and Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants do not purport to be accurate as of the date of filing of this Form 8-K and may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Inovalon. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Inovalon, Parent and Merger Sub and their respective subsidiaries, affiliates and businesses that the respective companies include in reports, statements and other filings they may make with the SEC.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01.    Other Events.

On August 19, 2021, Inovalon issued a press release announcing entry into the Merger Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated August 19, 2021, by and among Inovalon Holdings, Inc., Ocala Bidco, Inc. and Ocala Merger Sub, Inc. (filed herewith)*

99.1	Press Release of Inovalon Holdings, Inc., dated August 19, 2021

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Inovalon will furnish copies of any such schedules to the SEC upon request.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction involving Inovalon Holdings, Inc. (“Inovalon”) and affiliates of Nordic Capital. In connection with the proposed transaction, Inovalon intends to file with the Securities and Exchange Commission (the “SEC”) and furnish to stockholders a proxy statement. This communication is not a substitute for the proxy statement or any other document that Inovalon may file with the SEC or send to its stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF INOVALON ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT INOVALON AND THE PROPOSED TRANSACTION. The materials to be filed by Inovalon will be made available to Inovalon’s investors and stockholders at no expense to them and copies may be obtained free of charge on Inovalon’s website at www.inovalon.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov.

Inovalon and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of Inovalon stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of Inovalon’s executive officers and directors in the solicitation by reading Inovalon’s proxy statement for its 2021 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the proxy statement and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of Inovalon’s participants in the solicitation, which may, in some cases, be different than those of the Inovalon’s stockholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Forward-Looking Statements

All statements and assumptions in this communication that do not directly and exclusively relate to historical facts could be deemed “forward-looking statements.” Forward-looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current intentions, expectations, beliefs or projections, and no assurance can be given that the results described in such statements will be achieved. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of Inovalon’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of Inovalon’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, (i) the ability to obtain the requisite approval from stockholders of Inovalon; (ii) uncertainties as to the timing of the proposed transaction; (iii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iv) the possibility that competing offers or acquisition proposals for Inovalon will be made; (v) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require Inovalon to pay a termination fee or other expenses; (vii) the effect of the pendency of the proposed transaction on Inovalon’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (viii) risks related to diverting management’s attention from Inovalon’s ongoing business operations or the loss of one or more members of the management team; (ix) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (x) various risks related to health epidemics, pandemics and similar outbreaks, such as the COVID-19 pandemic, which may have material adverse effects on Inovalon’s business, financial position, results of operations and/or cash flows; (xi) failure to comply with numerous laws, regulations and rules, including regarding employment, anti-bribery, foreign investment, tax, privacy, and data protection laws and regulations; (xii) problems or delays in the development, delivery and transition of new products and services or the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; (xiii) failure of third parties to deliver on commitments under contracts with Inovalon; (xiv) misconduct or other improper activities from Inovalon’s employees or subcontractors; (xv) failure of Inovalon’s internal control over financial reporting to detect fraud or other issues; (xvi) failure or disruptions to Inovalon’s systems, due to cyber-attack, service interruptions or other security threats; (xvii) uncertainty from the expected discontinuance of the London Interbank Offered Rate and transition to any other interest rate benchmark; and (xviii) other factors as set forth from time to time in Inovalon’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. Inovalon does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVALON HOLDINGS, INC.

Dated: August 19, 2021	By:	/s/ KEITH R. DUNLEAVY, M.D.
Keith R. Dunleavy, M.D.
Chief Executive Officer and Chairman